    UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2007

Solomon Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50532	52-1812208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 L & R Industrial Boulevard
Tarpon Springs, Florida 34689
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (727) 934-8778

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Forward-Looking Statements:

Some of the statements in this report are forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements about our plans, objectives, expectations, intentions and assumptions that are not statements of historical fact. You can identify these statements by the following words:

- "may"
- "will"
- "should"
- "estimates"
- "plans"
- "expects"
- "believes"
- "intends"

and similar expressions. We cannot guarantee our future results, performance or achievements. Our actual results and the timing of corporate events may differ significantly from the expectations discussed in the forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statements. Potential risks and uncertainties that could affect our future operating results include, but are not limited to, the risks identified and discussed from time to time in our filings with the Securities and Exchange Commission.

Explanatory Note

This Current Report on Form 8-K/A amends the Current Report on Form 8-K that was initially filed by Solomon Technologies, Inc. (the “Company”) on August 20, 2007 (the “Initial Form 8-K”), to restate the Item 4.02 disclosure set forth in the Initial Form 8-K. No other information in the Initial Form 8-K is amended hereby. Except as noted below, this Form 8-K/A does not reflect events occurring after the date of filing of the Initial Form 8-K or update disclosures in that report affected by subsequent events.

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Compiled Interim Review

In connection with the preparation and filing of the Company’s Form 10-QSB for the quarter ended June 30, 2007, the Company noted certain errors related to its interim financial statements for the three months ended March 31, 2007 which were included in the Company’s Form 10-QSB for the period ended March 31, 2007 (the “3/31 10-QSB”). The Company is hereby notifying the public that the financial statements for the quarter ended March 31, 2007, should no longer be relied upon and that the Company has amended such financial statements in the 3/31 Form 10-QSB to restate such financial statements as a result of the errors. Specifically, the errors related to the application of accounting principles for the Company’s convertible debentures. On August 16, 2007, the Company’s audit committee and chairman of the board of directors determined that during the three months ended March 31, 2007, the Company had recorded non-cash interest expense associated with the value of embedded conversion features in the amount of $2,255,929 that should have been recorded as a discount to the convertible debentures and amortized over the term of the convertible debentures, in accordance with EITF 00-27, "Application of Issue No. 98-5 to Certain Convertible Instruments", and that, as a result, the financial statements for the period ended March 31, 2007, would have to be restated to recognize this change.

The Company filed an amendment to the 3/31 10-QSB on August 20, 2007, containing restated financial statements for the quarter ended March 31, 2007.

The principal effect of the restatement described above was to decrease non-cash interest expense and to decrease net loss in the net amount of $1,250,668 for the three months ended March 31, 2007. The restatement had no effect on the Company's reported cash flows from operations for such period. In connection with this restatement, the Company also reclassified deferred debt costs in the amount of $1,005,787 related to the convertible debentures from a debt discount to an asset account.

The Company worked with its independent auditors to address these matters, and the audit committee and chairman of the board of directors discussed with the independent auditors the matters disclosed in the Initial Form 8-K and this Form 8-K/A.

The Company’s certifying officers have reconsidered the effect of this error on the adequacy of the Company’s disclosure controls and procedures in the Company’s 3/31 Form 10-QSB, in light of the errors the Company has disclosed. The certifying officers concluded that the Company’s initial accounting treatment of the convertible debentures in the 3/31 10-QSB was made in reliance on advice of independent, professional accountants retained by the Company for the sole purpose of obtaining such advice, and that therefore the error did not indicate that there was any deficiency in the Company’s disclosure controls and procedures as of the quarter ended June 30, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLOMON TECHNOLOGIES, INC.
(Registrant)

Dated: August 23, 2007	By:	/s/ Gary G. Brandt
Gary G. Brandt
Chief Executive Officer